SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

December 22, 2004 (December 22, 2004)
Commission File Number 0-28376
PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
(Exact name of registrant as specified in its charter)

California	94-3209289

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Nyala Farms Road Westport CT	06880

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 341-0555

Item 4.01     Changes in Registrant's Certifying Accountant.

On December 22, 2004, the Manager of Professional Lease Management Income Fund I, L.C.C. (the “Fund”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Fund’s principal independent auditors effective immediately. As previously disclosed, the Fund’s previous auditors, Ernst & Young, LLP, declined to stand for re-election.

During the Fund’s fiscal years ended December 31, 2002 and 2003 and through the subsequent interim periods preceding their engagement, the Fund did not consult with Grant Thornton on any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2004    PROFESSIONALLEASE MANAGEMENT INCOME FUND I, L.C.C.

By: PLM Financial Services, Inc.
Manager

By:/s/ Richard K Brock
Richard K Brock
               Chief Financial Officer